Exhibit 10.39

Execution Copy

AMENDED AND RESTATED SUBORDINATION AGREEMENT

Borrower:	Blonder Tongue Laboratories, Inc. One Jake Brown Road Old Bridge, NJ 08857 and R. L. Drake Holdings, L.L.C. One Jake Brown Road Old Bridge, NJ 08857
Lender:	Santander Bank, N.A. (f/k/a Sovereign Bank, N.A.) MAIL CODE PA1-106-RM1 3 Terry Drive Newtown, PA 18940
Creditors:

Robert J. Pallé

21 Desai Court

Freehold, NJ 07728

Carol Pallé

21 Desai Court

Freehold, NJ 07728

Steven L. Shea

10809 Hudson Road

Owings Mills, MD 21117

James H. Williams

2039 E. River Road

Grand Island, NY 14072

Robert J. Pallé, as Agent for the Creditors listed above (in such capacity, the “Agent”)

This Amended and Restated Subordination Agreement dated as of March 28th, 2016, is made and executed among Blonder Tongue Laboratories, Inc., One Jake Brown Road, Old Bridge, NJ 08857 (the “Company”) and R. L. Drake Holdings, L.L.C., One Jake Brown Road, Old Bridge, NJ 08857 (“Drake”; and together with the Company, collectively, jointly and severally, “Borrower”); Robert J. Pallé, Carol M. Pallé, Steven L. Shea, and James H. Williams (each of the foregoing persons, together with any other person that provides loans to the Borrower after the date hereof pursuant to the Creditor Loan Agreement (as defined below) and executes and delivers in favor of Lender a Creditor Joinder substantially in the form of Exhibit A annexed hereto, collectively, the “Subordinated Lenders”) and Robert J. Pallé, as Agent for the Subordinated Lenders (the Agent and the Subordinated Lenders, collectively the “Creditors”); and Santander Bank, N.A. (f/k/a Sovereign Bank, N.A.), MAIL CODE PA1-106-RM1, 3 Terry Drive, Newtown, PA 18940 (“Lender”).

1.          REQUESTED FINANCIAL ACCOMMODATIONS. Creditors and Borrower each want Lender to provide financial accommodations to Borrower in the form of (A) new credit or loan advances, (B) an extension of time to pay or other compromises regarding all or part of Borrower’s present indebtedness to Lender, or (C) other benefits to Borrower. Borrower and Creditors each represent and acknowledge to Lender that Creditors will benefit as a result of these financial accommodations from Lender to Borrower, and Creditors acknowledges receipt of valuable consideration for entering into this Agreement. Based on the representations and acknowledgments contained in this Agreement, Borrower and Creditors agree with Lender as follows:

2.          SUBORDINATED INDEBTEDNESS. The words “Subordinated Indebtedness” as used in this Agreement mean all present and future indebtedness, obligations, liabilities, claims, rights, and demands of any kind for borrowed money, which may be now or hereafter owing from Borrower to Creditors, including, without limitation, under and pursuant to that certain Amended and Restated Senior Subordinated Convertible Loan and Security Agreement, dated on or about the date hereof (the “Creditor Loan Agreement”), pursuant to which Creditors may make loans and advances to Borrower, all as more fully contemplated thereby. The term “Subordinated Indebtedness” is used in its broadest sense and includes without limitation all principal, all interest, all costs, reasonable attorneys’ fees, all sums paid for the purpose of protecting the rights of a holder of security, all contingent obligations of Borrower (such as a guaranty), and all other obligations, secured or unsecured, of any nature whatsoever; provided, however that “Subordinated Indebtedness” does not and is not intended to include any amount owing from time to time to any Creditor in such Creditor’s capacity as an employee officer, director or stockholder of Borrower.

3.          SUPERIOR INDEBTEDNESS. The words “Superior Indebtedness” as used in this Agreement mean and include all present and future indebtedness, obligations, liabilities, claims, rights, and demands of any kind which may be now or hereafter owing from Borrower to Lender. The term “Superior Indebtedness” is used in its broadest sense and includes without limitation all principal, all interest, all costs, reasonable attorneys’ fees, all sums paid for the purpose of protecting Lender’s rights in security (such as paying for insurance on collateral if the owner fails to do so), all contingent obligations of Borrower (such as a guaranty), all obligations arising by reason of Borrower’s accounts with Lender (such as an overdraft on a checking account), and all other obligations of Borrower to Lender, secured or unsecured, of any nature whatsoever.

4.          SUBORDINATION. All Subordinated Indebtedness of Borrower to Creditors is and shall be subordinated in all respects to all Superior Indebtedness of Borrower to Lender. Creditors hold or will hold one or more Security Interests, whether now existing or hereafter acquired, in Borrower’s real property and/or personal property, as contemplated by the Creditor Loan Agreement; provided, however, that Creditors also subordinate all such Creditors’ Security Interests to all Security Interests held by Lender, whether now existing or hereafter acquired; provided, however, that notwithstanding the foregoing, Lender acknowledges and agrees that Creditors’ Security Interests in equipment hereafter acquired by Borrower in connection with a permitted acquisition, which will be identified with specificity (‘Specified Equipment”), the purchase of which is financed with advances by Creditors to Borrower of Subordinated Indebtedness, will be senior to the Security Interests in favor of Lender, in such Specified Equipment and the proceeds thereof.

5.          PAYMENTS TO CREDITORS. Borrower will not make and Creditors will not accept, at any time while any Superior Indebtedness is owing to Lender, (A) any payment upon any Subordinated Indebtedness, (B) any advance, transfer, or assignment of assets to Creditors in any form whatsoever that would reduce at any time or in any way the amount of Subordinated Indebtedness (except with respect to the Specified Equipment, as contemplated by section 4 above), or (C) any transfer of any assets as security for the Subordinated Indebtedness (other than as contemplated by the Creditor Loan Agreement and consented to herein), except upon Lender’s prior written consent.

In the event of any distribution, division, or application, whether partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of Borrower’s assets, or the proceeds of Borrower’s assets, in whatever form, to Creditors of Borrower or upon any indebtedness of Borrower, whether by reason of the liquidation, dissolution or other winding-up of Borrower, or by reason of any execution sale, receivership, insolvency, or bankruptcy proceeding, assignment for the benefit of Creditors, proceedings for reorganization, or readjustment of Borrower or Borrower’s properties, then and in such event other than with respect to the proceeds derived from the sale or other disposition of the Specified Equipment, (A) the Superior Indebtedness shall be paid in full before any payment is made upon the Subordinated Indebtedness, and (B) all payments and distributions, of any kind or character and whether in cash, property, or securities, which shall be payable or deliverable upon or in respect of the Subordinated Indebtedness shall be paid or delivered directly to Lender for application in payment of the amounts then due on the Superior Indebtedness until the Superior Indebtedness shall have been paid in full. Nothing contained in this Agreement will limit or impair Creditors’ exercise of their rights under the Creditor Loan Agreement to convert all or any portion of the Subordinated Indebtedness into capital stock of the Company, as contemplated by the Creditor Loan Agreement.

In order that Lender may establish its right to prove claims and recover for its own account dividends based on the Subordinated Indebtedness, Creditors do hereby assign all of their respective right, title, and interest in such claims to Lender, subject to Creditors’ rights in the proceeds of the Specified Equipment. Creditors further agree to supply such information and evidence, provide access to and copies of such of Creditors’ records as may pertain to the Subordinated Indebtedness, and execute such instruments as may be required by Lender to enable Lender to enforce all such claims and collect all dividends, payments, or other disbursements which may be made on account of the Subordinated Indebtedness. For such purposes, Creditors hereby irrevocably authorize Lender in its discretion to make and present for or on behalf of Creditor such proofs of claims on account of the Subordinated Indebtedness as Lender may deem expedient and proper and to vote such claims in any such proceeding and to receive and collect any and all dividends, payments, or other disbursements made thereon in whatever form the same may be paid or issued and to apply the same on account of the Superior Indebtedness, other than the proceeds of the Specified Equipment.

Should any payment, distribution, security, or proceeds thereof be received by Creditors at any time on the Subordinated Indebtedness contrary to the terms of this Agreement, Creditors promptly will deliver the same to Lender in precisely the form received (except for the endorsement or assignment of Creditors if necessary), for application on or to secure the Superior Indebtedness, whether it is due or not due, and until so delivered the same shall be held in trust by Creditors as property of Lender. In the event Creditors fail to make any such endorsement or assignment, Lender, or any of its officers on behalf of Lender, is hereby irrevocably authorized by Creditors to make the same.

6.          CREDITORS’ NOTES. Creditors agree to deliver to Lender, at Lender’s request, all notes of Borrower to Creditors or other evidence of the Subordinated Indebtedness, now held or hereafter acquired by Creditors, while this Agreement remains in effect. At Lender’s request, Borrower will also execute and deliver to Creditors a promissory note evidencing any book amount or claim now or hereafter owed by Borrower to Creditors, which note also shall be delivered by Creditors to Lender. Creditors agree not to sell, assign, pledge or otherwise transfer any of such notes except subject to all of the terms and conditions of this Agreement. Notwithstanding the foregoing, in the event that, pursuant to a request by Lender, Creditors supply to Lender original loan documents memorializing Creditors’ loan to Borrower, the provision of such original loan documents to Lender shall not impair any of Creditors’ rights to enforce any of the provisions in the loan documents or any of the Creditors’ rights generally.

7.          CREDITORS’ REPRESENTATIONS AND WARRANTIES. Each Creditor represents and warrants to Lender that: (A) no representations or agreements of any kind have been made to Creditors which would limit or qualify in any way the terms of this Agreement; (B) this Agreement is executed at Borrower’s request and not at the request of Lender; (C) Lender has made no representation to Creditors as to the creditworthiness of Borrower; and (D) Creditors have established adequate means of obtaining from Borrower on a continuing basis information regarding Borrower’s financial condition. Creditors agree to keep adequately informed from such means of any facts, events, or circumstances which might in any way affect Creditors’ risks under this Agreement, and Creditors further agree that Lender shall have no obligation to disclose to Creditors information or material acquired by Lender in the course of its relationship with Borrower.

8.          CREDITORS’ WAIVERS. Each Creditor waives any right to require Lender: (A) to make, extend, renew, or modify any loan to Borrower or to grant any other financial accommodations to Borrower whatsoever; (B) to make any presentment, protest, demand, or notice of any kind, including notice of any nonpayment of the Superior Indebtedness or of any nonpayment related to any Security Interests, or notice of any action or nonaction on the part of Borrower, Lender, any surety, endorser, or other guarantor in connection with the Superior Indebtedness, or in connection with the creation of new or additional Superior Indebtedness; (C) to resort for payment or to proceed directly or at once against any person, including Borrower; (D) to proceed directly against or exhaust any Security Interests held by Lender from Borrower, any other guarantor, or any other person; (E) to give notice of the terms, time, and place of any public or private sale of personal property security held by Lender from Borrower or to comply with any other applicable provisions of the Uniform Commercial Code; (F) to pursue any other remedy within Lender’s power; or (G) to commit any act or omission of any kind, at any time, with respect to any matter whatsoever.

9.          LENDER’S RIGHTS. Lender may take or omit any and all actions with respect to the Superior Indebtedness or any Security Interests for the Superior Indebtedness without affecting whatsoever any of Lender’s rights under this Agreement. In particular, without limitation, Lender may, without notice of any kind to Creditors, (A) make one or more additional secured or unsecured loans to Borrower; (B) repeatedly alter, compromise, renew, extend, accelerate, or otherwise change the time for payment or other terms of the Superior Indebtedness or any part thereof, including increases and decreases of the rate of interest on the Superior Indebtedness; extensions may be repeated and may be for longer than the original loan term; (C) take and hold Security Interests for the payment of the Superior Indebtedness, and exchange, enforce, waive, and release any such Security Interests, with or without the substitution of new collateral; (D) release, substitute, agree not to sue, or deal with any one or more of Borrower’s sureties, endorsers, or guarantors on any terms or manner Lender chooses; (E) determine how, when and what application of payments and credits, shall be made on the Superior Indebtedness; (F) apply such security and direct the order or manner of sale thereof, as Lender in its discretion may determine; and (G) assign this Agreement in whole or in part.

10.         DEFAULT BY BORROWER. If Borrower becomes insolvent or bankrupt, this Agreement shall remain in full force and effect. Any default by Borrower under the terms of the Subordinated Indebtedness also shall constitute an event of default under the terms of the Superior Indebtedness in favor of Lender.

11.         DURATION AND TERMINATION. This Agreement will take effect when received by Lender, without the necessity of any acceptance by Lender, in writing or otherwise, and will remain in full force and effect until Creditors shall notify Lender in writing at the address shown above to the contrary. Any such notice shall not affect the Superior Indebtedness owed Lender by Borrower at the time of such notice, nor shall such notice affect Superior Indebtedness thereafter granted in compliance with a commitment made by Lender to Borrower prior to receipt of such notice, nor shall such notice affect any renewals of or substitutions for any of the foregoing. Such notice shall affect only indebtedness of Borrower to Lender arising after receipt of such notice and not arising from financial assistance granted by Lender to Borrower in compliance with Lender’s obligations under a commitment. Any notes lodged with Lender pursuant to the section titled “Creditors’ Notes” above need not be returned until this Agreement has no further force or effect.

12.         MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Attorneys’ Fees; Expenses. Creditors agree to pay upon demand all of Lender’s costs and expenses, including Lender’s reasonable attorneys’ fees and Lender’s legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Creditors shall pay the costs and expenses of such enforcement. Costs and expenses include Lender’s reasonable attorneys’ fees and legal expenses whether or not there is a lawsuit, including reasonable attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Creditors also shall pay all court costs and such additional fees as may be directed by the court.

Authority. The person who signs this Agreement as or on behalf of a Creditor represents and warrants that he or she has authority to execute this Agreement and to subordinate the Subordinated Indebtedness and the Creditors’ security interests in Creditors’ property, if any.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Governing Law. This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of New Jersey without regard to its conflicts of law provisions. This Agreement has been accepted by Lender in the State of New Jersey.

Interpretation. In all cases where there is more than one Creditor, then all words used in this Agreement in the singular shall be deemed to have been used in the plural where the context and construction so require; and where there is more than one Creditor named in this Agreement or when this Agreement is executed by more than one , the words “Creditor” shall mean all and any one or more of them. Reference to the phrase “Creditor” includes the heirs, successors, assigns, and transferees of each of them.

Successors and Assigns. This Agreement shall be understood to be for the benefit of Lender and Creditors and for such other person or persons as may from time to time become or be the holder or owner of any of the Superior Indebtedness or any interest therein, and this Agreement shall be transferable to the same extent and with the same force and effect as any such Superior Indebtedness may be transferable.

No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Creditors, shall constitute a waiver of any of Lender’s rights or of any of Creditors’ obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

13.         DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code:

Agreement. The word “Agreement” means this Subordination Agreement, as this Subordination Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Subordination Agreement from time to time.

Borrower. The word “Borrower” collectively means Blonder Tongue Laboratories, Inc. and R. L. Drake Holdings, L.L.C. and includes all co-signers and co-makers signing the Note and all their successors and assigns.

Creditors. The word “Creditors” means, collectively, Robert J. Pallé, Carol M. Pallé, Steven L. Shea, James H. Williams, and any other person that hereafter provides loans to the Company pursuant to the Creditor Loan Agreement; provided, that as a condition to providing any such loan, each such person executes and delivers in favor of Lender a Creditor Joinder substantially in the form of Exhibit A annexed hereto.

Lender. The word “Lender” means Santander Bank, N.A. (f/k/a Sovereign Bank, N.A.), its successors and assigns.

Note. The word “Note” collectively means (a) the Term Note dated August 6, 2008 and executed by Blonder Tongue Laboratories, Inc. in the principal amount of $4,000,000.00, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the note or credit agreement and (b) the Revolving Credit Note dated August 6, 2008 and executed by Blonder Tongue Laboratories, Inc. in the principal amount of $4,000,000.00, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the note or credit agreement.

Related Documents. The words “Related Documents” mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Superior Indebtedness.

Security Interest. The words “Security Interest” mean, without limitation, any and all types of collateral security, present and future, whether in the form of a lien, charge, encumbrance, mortgage, deed of trust, security deed, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever whether created by law, contract, or otherwise.

Subordinated Indebtedness. The words “Subordinated Indebtedness” mean the indebtedness described in the section of this Agreement titled “Subordinated Indebtedness”.

Superior Indebtedness. The words “Superior Indebtedness” mean the indebtedness described in the section of this Agreement titled “Superior Indebtedness”.

14.         AMENDMENT AND RESTATEMENT. This Agreement amends and restates in its entirety that certain SUBORDINATION AGREEMENT dated February 11, 2016, among Borrower, Robert J. Pallé, and Carol Pallé, jointly, and Lender, and as so amended and restated, is replaced and superseded by the terms, conditions agreements, covenants, representations and warranties set forth in this Agreement, and is not a novation thereof.

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IN WITNESS WHEREOF THE PARTIES, INTENDING TO BE LEGALLY BOUND, HAVE EXECUTED THIS SUBORDINATION AGREEMENT AS OF THE DATE FIRST ABOVE WRITTEN.

BORROWER:

BLONDER TONGUE LABORATORIES, INC.

By:	/s/ Eric Skolnik
Eric Skolnik, Chief Financial Officer

R. L. DRAKE HOLDINGS, L.L.C.

By:	/s/ Eric Skolnik
Eric Skolnik, Chief Financial Officer

CREDITORS:

/s/ Robert J. Pallé
Robert J. Pallé, Individually and as Agent for the other Creditors listed below

/s/ Carol Pallé
Carol Pallé, Individually

/s/ Steven L. Shea
Steven L. Shea, Individually

/s/ James H. Williams
James H. Williams, Individually

LENDER:

SANTANDER BANK, N.A. f/k/a/ Sovereign Bank, N.A.

By:	/s/ John Giangrossi
John Giangrossi, Vice President

Exhibit A
to
Amended and Restated Subordination Agreement

Creditor Joinder

Reference is made to that certain Amended and Restated Subordination Agreement dated as of March ___, 2016 (the “Subordination Agreement”), among Blonder Tongue Laboratories, Inc., One Jake Brown Road, Old Bridge, NJ 08857 (the “Company”) and R. L. Drake Holdings, L.L.C., One Jake Brown Road, Old Bridge, NJ 08857 (“Drake”; and together with the Company, collectively, jointly and severally, “Borrower”); Robert J. Pallé, Carol M. Pallé, Steven Shea, and James H. Williams (each of the foregoing persons, together with any other person that provides loans to the Company after the date hereof pursuant to the Creditor Loan Agreement and executes and delivers in favor of Lender a Creditor Joinder, collectively, the “Subordinated Lenders”) and Robert J. Pallé, as Agent for the Subordinated Lenders (the Agent and the Subordinated Lenders, collectively the “Creditors”); and Santander Bank, N.A. (f/k/a Sovereign Bank, N.A.), MAIL CODE PA1-106-RM1, 3 Terry Drive, Newtown, PA 18940 (“Lender”). Capitalized terms used herein without definition shall have the meaning assigned thereto in the Subordination Agreement.

The undersigned, ___________________, (the “Additional Subordinated Lender”), is becoming a “Lender” under and as defined in the Creditor Loan Agreement, and hereby agrees to become a party to the Subordination Agreement as a Creditor thereunder, for all purposes thereof on the terms set forth therein, and to be bound by the terms and conditions of the Subordination Agreement as fully as if the Additional Subordinated Lender had executed and delivered the Subordination Agreement as of the date thereof.

This Creditor Joinder, dated as of ____________ [ ˜ ], 201_ (this “Creditor Joinder”), is a Creditor Joinder under the Subordination Agreement and is being executed and delivered by the Additional Subordinated Lender pursuant to the Subordination Agreement.

This Creditor Joinder may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

THIS CREDITOR JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW JERSEY.

IN WITNESS WHEREOF, the Additional Subordinated Lender has caused this Creditor Joinder to be duly executed by its authorized representative as of the day and year first above written.

[Name of Additional Subordinated Lender with appropriate signature block to be inserted]